FORM 8-K SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): April 19, 2004
TELEPHONE AND DATA SYSTEMS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

Registrant's telephone number, including area code: (312) 630-1900
Not Applicable (Former name or former address, if changed since last report)

Item 5. Other Events

On April 19, 2004, Telephone and Data Systems, Inc. (“TDS”) issued a news release announcing that it expected to restate financial statements for the years ended December 31, 2003 and 2002 and for the interim periods for such years. A copy of the news release is attached hereto as Exhibit 99.1.

The restatements will result in technical defaults under the revolving credit agreement between TDS and certain lenders, under a revolving credit agreement between United States Cellular Corporation (“U.S. Cellular”) and certain lenders and under certain monetization agreements between subsidiaries of TDS and a counterparty. Neither TDS nor U.S. Cellular has failed to make or expects to fail to make any scheduled payment of principal or interest under such revolving credit agreements or monetization agreements. TDS and U.S. Cellular have been in discussions with the agents for the lenders and the counterparty relating to waivers by the lenders and the counterparty under such agreements. Based on such discussions, it is expected that the lenders and the counterparty will agree to waive any defaults that may occur as a result of the restatements.

Item 7. Exhibits.

(c)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

Item 12. Disclosure of Results of Operations and Financial Condition

On April 19, 2004, Telephone and Data Systems, Inc. issued a news release announcing that it expected to restate financial statements for 2003 and 2002. A copy of the news release is attached hereto as Exhibit 99.1. See Item 5 for additional information.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: April 19, 2004

By:	/s/ D. Michael Jack

D. Michael Jack
Senior Vice President and Corporate Controller (Principal Accounting Officer)

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EXHIBIT INDEX The following exhibits are filed herewith as noted below.

Exhibit Number	Description
99.1	Press release dated April 19, 2004

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